EXHIBIT 99.1

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Index to Financial Information:

Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2003	2

Unaudited Pro Forma Consolidated Statement of Income for the year ended June 30, 2003	3

Unaudited Pro Forma Consolidated Statement of Income for the three months ended September 30, 2003	4

Notes to Unaudited Pro Forma Consolidated Financial Statements	5

The following unaudited pro forma consolidated financial statements give effect to the sale of the majority of our federal government business to Lockheed Martin Corporation (“LMT”) for approximately $658 million, which includes $70 million payable pursuant to a five-year noncompetition agreement (the “LMT Sale”). The unaudited pro forma consolidated balance sheet as of September 30, 2003 set forth below presents the financial position of Affiliated Computer Services, Inc. and subsidiaries (“ACS”) as if the LMT Sale had occurred on September 30, 2003. The unaudited pro forma consolidated statements of income for the fiscal year ended June 30, 2003 and the three months ended September 30, 2003 set forth herein present the results of operations of ACS for such periods as if the LMT Sale had occurred on July 1, 2002. The preliminary gain on the LMT Sale is not reflected in the unaudited pro forma consolidated statements of income as the gain is considered a non-recurring item. The unaudited pro forma consolidated balance sheet reflects the ACS unaudited consolidated balance sheet as of September 30, 2003, less the assets transferred in the LMT Sale, with appropriate adjustments. The unaudited pro forma consolidated statements of income for the fiscal year ended June 30, 2003 and the three months ended September 30, 2003 reflect the consolidated income statements of ACS for the same periods, less the operations of the divested business, with appropriate adjustments.

Concurrent with the sale of the majority of the ACS federal business to LMT, ACS purchased the commercial information technology outsourcing business of LMT for $107 million. This acquisition is not considered material to our results of operations; therefore, no pro forma information is presented.

Documents to complete the LMT Sale were signed on November 24, 2003 and the funding of the sale occurred on November 25, 2003. The pro forma adjustments have been prepared on the basis of preliminary assumptions and estimates. The pro forma adjustments represent ACS’ preliminary determinations of these adjustments and are based on available information and certain assumptions ACS considers reasonable under the circumstances. Final amounts could differ from those set forth herein, and, among other things, are subject to finalization of a third party valuation of the five-year non-compete agreement. The unaudited pro forma consolidated financial statements may not be indicative of the results of operations that would have been achieved if the LMT Sale had been effected on the dates indicated or which may be achieved in the future. The unaudited pro forma consolidated financial statements and notes thereto should be read in conjunction with “Selected Consolidated Financial Data”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements of ACS appearing in ACS’ Annual Report on Form 10-K for the year ended June 30, 2003, and ACS’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2003.

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
(Dollars in millions)

				Pro Forma
	September 30,			September 30,
	2003	Pro Forma		2003
	(Unaudited)	Adjustments		(Unaudited)

ASSETS:
Current Assets:
Cash and cash equivalents	$36.4	$589.7	(a)	$626.1
Accounts receivable, net	759.1	1.7	(b)	760.8
Inventory	6.6	—		6.6
Other current assets	88.0	(1.3	) (c)	86.7
Assets held for sale	349.3	(349.3	) (b)	—

Total current assets	1,239.4	240.8		1,480.2

Property, equipment and software, net	440.0	—		440.0
Intangibles, net	255.6	—		255.6
Goodwill, net	1,764.2	—		1,764.2
Other long-term assets	68.5	—		68.5

Total Assets	$3,767.7	$240.8		$4,008.5

LIABILITIES:
Current Liabilities:
Accounts payable	$45.1	$—		$45.1
Accrued compensation and benefits	77.6	4.9	(c)	82.5
Other accrued liabilities	259.9	12.5	(c)	272.4
Income taxes payable	31.6	108.8	(d)	140.4
Deferred taxes	34.4	—		34.4
Current portion of long-term debt	2.2	—		2.2
Current portion of unearned revenue	42.5	—		42.5
Liabilities related to assets held for sale	66.7	(66.7	) (b)	—

Total current liabilities	560.0	59.5		619.5

Convertible notes	317.0	—		317.0
Long-term debt	190.2	—		190.2
Deferred taxes	180.4	—		180.4
Other long-term liabilities	35.3	—		35.3

Total Liabilities	1,282.9	59.5		1,342.4

Stockholders’ equity:
Common stock	1.3	—		1.3
Additional paid-in capital	1,364.1	—		1,364.1
Accumulated other comprehensive income, net	(2.1)	—		(2.1)
Retained earnings	1,157.2	181.3	(e)	1,338.5
Treasury stock	(35.7)	—		(35.7)

Total stockholders’ equity	2,484.8	181.3		2,666.1

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,767.7	$240.8		$4,008.5

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED JUNE 30, 2003
(In millions, except per share amounts)

	ACS
	Historical	Pro Forma		Pro Forma
	(Audited)	Adjustments		(Unaudited)

Revenues	$3,787.2	$(666.1	)(f)(g)	$3,121.1

Expenses:
Wages and benefits	1,717.0	(348.0	)(f)	1,369.0
Services and supplies	994.4	(234.0	)(f)	760.4
Rent, lease and maintenance	351.9	(18.8	)(f)	333.1
Depreciation and amortization	152.1	(21.4	)(f)	130.7
Other operating expenses	52.6	(0.9	)(f)	51.7

Total operating expenses	3,268.0	(623.1)		2,644.9

Operating income	519.2	(43.0)		476.2

Interest expense	25.2	—		25.2
Other non-operating expense, net	3.1	—		3.1

Pretax profit	490.9	(43.0)		447.9

Income tax expense	184.1	(16.1	)(h)	168.0

Net income	$306.8	$(26.9)		$279.9

Earnings per common share:
Basic	$2.32			$2.11
Diluted	$2.20			$2.01
Shares used in computing earnings per common share:
Basic	132,445			132,445
Diluted	143,430			143,430

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2003
(In millions, except per share amounts)

	ACS
	Historical	Pro Forma		Pro Forma
	(Unaudited)	Adjustments		(Unaudited)

Revenues	$1,036.6	$(172.5	)(f)(g)	$864.1

Expenses:
Wages and benefits	477.1	(87.6	)(f)	389.5
Services and supplies	265.0	(60.3	)(f)	204.7
Rent, lease and maintenance	95.9	(5.4	)(f)	90.5
Depreciation and amortization	41.4	(1.8	)(f)	39.6
Other operating expenses	13.3	(1.2	)(f)	12.1

Total operating expenses	892.7	(156.3)		736.4

Operating income	143.9	(16.2)		127.7

Interest expense	5.2	—		5.2
Other non-operating (income), net	(0.2)	—		(0.2)

Pretax profit	138.9	(16.2)		122.7

Income tax expense	52.1	(6.1	)(h)	46.0

Net income	$86.8	$(10.1)		$76.7

Earnings per common share:
Basic	$0.65			$0.58
Diluted	$0.62			$0.55
Shares used in computing earnings per common share:
Basic	133,235			133,235
Diluted	143,960			143,960

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION

On November 24, 2003, Affiliated Computer Services, Inc. (“ACS”) signed the documents to complete the sale of the majority of its federal operations to Lockheed Martin Corporation (“LMT”) and such sale was funded on November 25, 2003. Under the terms of the agreement, ACS received $588 million at closing. ACS also entered into a five-year noncompetition agreement with LMT which prohibits ACS from offering services or products related to the divested business (see Note 4). The definitive agreements executed in connection with the divestiture contain normal and customary indemnification provisions, which could result in liability (subject to certain limitations) to ACS upon the occurrence of certain events.

The unaudited pro forma consolidated balance sheet presents the financial position of ACS excluding the divested operations as of September 30, 2003 assuming the sale had occurred as of that date. The unaudited pro forma consolidated statements of income are presented for the year ended June 30, 2003 and for the three months ended September 30, 2003, assuming the sale had occurred on July 1, 2002.

The unaudited historical consolidated statement of income for the three months ended September 30, 2003 reflects the cessation of approximately $4.3 million ($2.7 million, net of tax) of depreciation and amortization related to the long-lived assets classified as held for sale.

NOTE 2. PRO FORMA ADJUSTMENTS

The unaudited pro forma consolidated balance sheet reflects the sale of the majority of ACS’ federal operations to LMT for an aggregate cash purchase price of $588 million less transaction costs. Pro forma adjustments to the balance sheet reflect:

(a)	Receipt of cash consideration of $588 million, plus the assumption by LMT of outstanding checks issued by the divested business of $3 million, less certain compensation payments of $1 million.

(b)	Elimination of $348 million in assets and $67 million of liabilities of the divested federal operations, previously reflected as held for sale.

(c)	Transaction related expenses associated with the sale of approximately $18.7 million.

(d)	Income taxes payable resulting from the sale at an estimated effective tax rate of 37.5%. The estimated rate is based on preliminary assumptions, estimates, and available information ACS considers reasonable under the circumstances.

(e)	Estimated preliminary gain from the sale, net of estimated tax effect.

Pro forma adjustments are made to the statements of income to reflect:

(f)	Adjustment to eliminate revenue and expenses related to the federal business that was divested.

(g)	Includes $14 million annually, $3.5 million per quarter, of revenue attributable to the noncompetition agreement between ACS and LMT.

(h)	Adjustment to income taxes for the effective tax rate of 37.5%.

NOTE 3. LMT OUTSOURCING PURCHASE

Concurrent with the sale of the majority of the ACS federal business to LMT, ACS purchased the commercial information technology outsourcing business of LMT for $107 million. This acquisition is not considered material to our results of operations; therefore, no pro forma information is presented.

NOTE 4. NONCOMPETITION AGREEMENT

ACS entered into a five-year noncompetition agreement with LMT that generally prohibits ACS from offering services or products related to the divested business.

The noncompetition agreement provides that ACS shall receive $3.5 million per quarter over the five-year agreement, for a total of $70 million.

NOTE 5. CALCULATION OF UNAUDITED PRO FORMA EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted earnings per share (in millions except per share amounts):

	Three Months ended		Year ended
	September 30, 2003		June 30, 2003

	Historical	Pro Forma	Historical	Pro Forma

Numerator:
Numerator for basic earnings per share -
Income available to common stockholders	$86.8	$76.7	$306.8	$279.9
Effect of dilutive securities:
Interest on 3.5 % convertible debt (net of tax)	2.1	2.1	8.2	8.2

Numerator for diluted earnings per share-
Income available to common stockholders	$88.9	$78.8	$315.0	$288.1

Denominator:
Weighted average shares outstanding	133.2	133.2	132.4	132.4
Effect of dilutive securities:
3.5% convertible debt	7.3	7.3	7.3	7.3
Stock options	3.4	3.4	3.7	3.7

Total potential common shares	10.7	10.7	11.0	11.0

Denominator for weighted average diluted shares	143.9	143.9	143.4	143.4

Earnings per common share (basic)	$.65	$.58	$2.32	$2.11

Earnings per common share assuming dilution	$.62	$.55	$2.20	$2.01